UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2011

TEXAS INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1341 West Mockingbird Lane, Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 647-6700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) The Board of Directors of Texas Industries, Inc. (the "Company") has appointed Jamie Rogers to the newly created position of Vice President and Chief Operating Officer of the Company effective on June 1, 2011.

Mr. Rogers, age 44, has been Vice President-Consumer Products of the Company since August 2002. He joined the Company in 1996 and has held various positions in its cement, aggregates and concrete operations since then. He is a director of the National Ready-Mix Concrete Association and the Texas Aggregates and Concrete Association. Mr. Rogers is the son of Robert D. Rogers, the Company's Chairman of the Board.

A key objective of the management realignment is to improve the ability of the Company's teams to collaborate and innovate more effectively across operational units.

Item 8.01. Other Events.

In conjunction with Mr. Rogers' appointment as Vice President and Chief Operating Officer, the Company also announced the appointment effective on June 1, 2011, of the following executive team that will report to Mr. Rogers and lead the Company's operational units:

  J. Lynn Davis, who will continue as Vice President - Cement, leading TXI's Hunter Cement expansion and commissioning project,
  Ed Gerik, who will serve as Vice President - Aggregate Production and Expanded Shale & Clay,
  Steve Mayfield, who will serve as Vice President - Cement/Aggregate Sales & Marketing,
  Ronnie Pruitt, who will serve as Vice President - Cement Production, and
  Tom Zais, who will serve as Vice President - Ready Mix.
This team brings a long-standing history of service to the Company and a solid foundation of experience and knowledge of the industry.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

      99.1     Press Release dated April 28, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INDUSTRIES, INC. (Registrant)
April 29, 2011 (Date)	/s/ KENNETH R. ALLEN Kenneth R. Allen Vice President, Finance and Chief Financial Officer